CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-264102 on Form S-1 of our report dated March 29, 2024, relating to the statutory-basis financial statements of Athene Annuity and Life Company. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
April 3, 2024